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                                                                      EXHIBIT 23





CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

P. H. Glatfelter Company:

We consent to the incorporation by reference in the Registration Statements of
P. H. Glatfelter Company on Form S-8 (Registration Nos. 33-24858, 33-25884, 33-37198, 33-49660, 33-53338, 33-54409 and 33-62331) of our report dated
February 2, 1996 on the consolidated financial statements of P. H. Glatfelter Company and subsidiaries appearing in and incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1995.





DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 12, 1996